ACSB Acquavella, Chiarelli, Shuster, Berkower & Co., LLP

517 Route One
Iselin, New Jersey 08830
732.855.9600
Fax:732.855.9559
www.acsbco.com

1 Penn Plaza
36 floor
New York, NY 10119

Board of Directors
China Pediatric Pharmaceuticals, Inc.
9th Floor, No. 29 Nanxin Street
Xian Shaanxi Province PRC 710004

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion in this Registration Statement on Form S-1 for China Children Pharmaceuticals Co., Ltd. (a wholly owned subsidiary of Asia-Pharm Holdings, Inc.) of our report dated September 14, 2009, relating to the consolidated balance sheets of China Children Pharmaceuticals Co., Ltd. as of December 31, 2008, 2007 and September 30, 2009, and the related statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2008 and for nine months ended September 30, 2009, which appears in such Registration Statement. We also consent to the reference to us under the caption "Experts" in such Registration Statement.

Respectfully submitted,

Acquavella, Chiarelli, Shuster, Berkower & Co., LLP

Acquavella, Chiarelli, Shuster, Berkower & Co., LLP

New York, N.Y.
January 28, 2010